DSW Inc. Reports Fourth Quarter and Year-End 2011 Financial Results;
Provides 2012 Annual Outlook

•	Full year sales increase 11.1% to $2.02 billion; comparable sales increase 8.3%

•	Full year Reported diluted EPS totals $4.54 per share which includes a positive $1.54 per share impact due to the merger with Retail Ventures, Inc. (“RVI”) and related items

•	Adjusted diluted EPS rises to $3.00 per share for the full year, up from $2.40 in 2010

•	Fourth quarter sales increase 9.7% to $513.7 million; comparable sales increase 5.6%

•	After a net charge of $0.14 per share due to the merger with Retail Ventures, Inc. (“RVI”) and related items, fourth quarter Reported diluted EPS totals $0.37 per share

•	Adjusted diluted EPS rises to $0.51 per share, up from $0.41 in the fourth quarter of 2010

•	Company initiates 2012 annual diluted EPS guidance in the range of $3.20 to $3.35, excluding one-time items from RVI
COLUMBUS, Ohio, March 20, 2012 - DSW Inc. (NYSE: DSW), a leading branded footwear and accessories retailer, announced financial results for the three-month and twelve-month periods ended January 28, 2012, which compares to the three-month and twelve-month periods ended January 29, 2011.
“We again posted solid results in the fourth quarter, with our performance driven by continued product excitement, compelling pricing and an efficient shopping experience. Total sales growth was broad-based across all of our key categories and geographic regions,” stated Mike MacDonald, President and Chief Executive Officer, DSW Inc.
Mr. MacDonald continued, “This concludes a very strong year for our Company in which we grew our total sales by 11%, generated a two-year comparable sales gain of 21.5% and improved our profitability. We achieved a number of milestones including the completion of our merger with RVI and the successful launch of our mobile website and kids’ shoes online. Our business generated strong cash flow and we returned cash to our shareholders in the form of special and regular quarterly dividends. Our new stores continue to perform well and, with our strong balance sheet, we are well-positioned to continue to pursue our growth strategies including opening 35 to 40 new stores in 2012. We look forward to another year of profitable growth.”

Fourth Quarter Operating Results

•	Fourth quarter 2011 sales increased 9.7% to $513.7 million compared to last year’s fourth quarter sales of $468.5 million.

•	Comparable sales for the fourth quarter 2011 increased 5.6%. This follows a 14.9% increase in comparable sales in the fourth quarter of 2010.

•
Fourth quarter 2011 Reported net income was $19.4 million, or $0.37 per diluted share on 44.8 million weighted average shares outstanding, which included a $3.7 million net charge due to the merger with RVI and related items. This compares to Reported net income in the fourth quarter of 2010 of $0.2 million, or $0.01 per diluted share on 21.8 million weighted average shares outstanding.

•
Fourth quarter 2011 net income, adjusted for the impact of the merger with RVI and related items, was $23.1 million, or $0.51 per diluted share on 45.3 million weighted average shares outstanding. This compares to Adjusted net income for the same period last year of $18.5 million, or $0.41 per diluted share on 45.1 million weighted average shares outstanding.

•	At the conclusion of this press release is a reconciliation of Reported to Adjusted results.
Full Year Operating Results

•	Fiscal 2011 sales increased 11.1% to $2.02 billion compared to full year 2010 sales of $1.82 billion.

•	Comparable sales for the full year 2011 increased 8.3%. This follows a 13.2% increase in comparable sales for the full year 2010.

•
Fiscal 2011 Reported net income was $174.8 million, or $4.54 per diluted share on 37.1 million weighted average shares outstanding, which included a $38.6 million net benefit due to the merger with RVI and related items. This compares to Reported net income for the full year 2010 of $17.8 million, or $0.82 per diluted share on 21.6 million weighted average shares outstanding.

•
Fiscal 2011 net income, adjusted for the impact of the merger with RVI and related items, was $136.1 million, or $3.00 per diluted share on 45.3 million weighted average shares outstanding. This compares to Adjusted net income for the full year 2010 of $107.6 million, or $2.40 per diluted share on 44.9 million weighted average shares outstanding.

•	At the conclusion of this press release is a reconciliation of Reported to Adjusted results.
Fourth Quarter Balance Sheet Highlights

•	Cash and investments totaled $430 million compared to $391 million at the end of the fourth quarter 2010.

•	Inventories were $334 million compared to $309 million at the end of the fourth quarter of 2010. Inventory cost per square foot in DSW stores increased 2% compared to the fourth quarter of 2010.

Regular Dividend
On February 29, 2012, DSW’s Board of Directors approved the Company’s third consecutive quarterly cash dividend payment of $0.15 per share. The dividend will be paid on March 30, 2012 to shareholders of record at the close of business on March 20, 2012.
Fiscal 2012 Annual Outlook

The Company is initiating its annual 2012 guidance. DSW estimates annual comparable sales to increase between 2% to 4% and expects annual diluted earnings per share in the range of $3.20 to $3.35 for fiscal 2012. The Company’s fiscal year 2012 retail calendar includes a fifty-third week compared to a fifty-two week year in fiscal year 2011. This guidance includes only the minimal ongoing operating expenses related to RVI; the impact of the mark-to-market adjustment on the warrants and one-time items will continue to be excluded from Adjusted earnings for Fiscal 2012.
Webcast and Conference Call
To hear the Company's live earnings conference call, log on to http://www.dswinc.com/ today at 8:30 AM Eastern, or call (800) 860-2442. To hear a replay of the earnings call, which will be available approximately two hours after the conference call ends, dial (877) 344-7529, followed by conference number 10011482. An audio replay of the conference call, as well as additional financial information, will also be available at http://www.dswinc.com/.
About DSW Inc.
DSW Inc. is a leading branded footwear and accessories retailer that offers a wide selection of brand name and designer dress, casual and athletic footwear and accessories for women, men and kids.  As of March 20, 2012, DSW operated 328 stores in 40 states and operated an e-commerce site, http://www.dsw.com/, and a mobile website, http://m.dsw.com/.  DSW also supplied footwear to 341 leased locations in the United States.  For store locations and additional information about DSW, visit http://www.dswinc.com/. Follow DSW on Twitter at http://twitter.com/DSWShoesLovers and "like" DSW on Facebook at http://www.facebook.com/DSW.

DSW INC.
Q4 AND YEAR-TO-DATE 2011 SEGMENT RESULTS

Net sales by reportable segment:

	Three Months Ended			Year Ended
	January 28, 2012	January 29, 2011	% increase	January 28, 2012	January 29, 2011	% increase
	(in millions)			(in millions)

DSW	$475.5	$434.3	9.5%	$1,871.9	$1,680.9	11.4%
Leased Business Division	38.2	34.2	11.8%	152.4	141.5	7.7%
Total DSW Inc.	$513.7	$468.5	9.7%	$2,024.3	$1,822.4	11.1%

Comparable sales change by reportable segment:

	Three Months Ended		Year Ended
	January 28, 2012	January 29, 2011	January 28, 2012	January 29, 2011

DSW	5.9%	15.6%	8.6%	14.0%
Leased Business Division	1.4%	7.0%	5.1%	4.6%
Total DSW Inc.	5.6%	14.9%	8.3%	13.2%

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Any statements in this release that are not historical facts, including the statements made in our "Fiscal 2012 Annual Outlook," are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to: our success in opening and operating new stores on a timely and profitable basis; continuation of supply agreements and the financial condition of our leased business partners; disruption of our distribution and fulfillment operations; failure to retain our key executives or attract qualified new personnel; our competitiveness with respect to style, price, brand availability and customer service; our reliance on our “DSW Rewards” program to drive traffic, sales and customer loyalty; maintaining good relationships with our vendors; our ability to anticipate and respond to fashion trends; fluctuation of our comparable sales and quarterly financial performance; uncertain general economic conditions; our reliance on foreign sources for merchandise and risks inherent to international trade; risks related to our cash and investments; the anticipated benefits of the merger with RVI taking longer to realize or not being achieved in their entirety; and the realization of risks related to the merger with RVI, including risks related to pre-merger RVI guarantees of certain Filene’s Basement leases. Additional factors that could cause our actual results to differ materially from our expectations are described in the Company's latest annual or quarterly report, as filed with the SEC. All forward-looking statements speak only as of the time when made. The Company undertakes no obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances.

DSW INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of	As of
	January 28, 2012	January 29, 2011

Assets
Cash and equivalents	$79,003	$99,126
Short-term investments	296,697	241,557
Accounts receivable, net	16,996	13,186
Inventories	334,390	309,013
Prepaid expenses and other current assets	24,448	30,900
Deferred income taxes	116,473	49,354
Total current assets	868,007	743,136

Property and equipment, net	235,726	212,342
Long-term investments	53,858	49,987
Goodwill	25,899	25,899
Deferred income taxes	15,653
Other assets	8,757	10,113
Total assets	$1,207,900	$1,041,477

Liabilities and shareholders' equity
Accounts payable	$151,248	$150,276
Accrued expenses	126,998	113,100
Conversion feature of short-term debt		6,375
Warrant liability	29,303	20,624
Current maturities of long-term debt		132,132
Total current liabilities	307,549	422,507

Deferred income taxes and other non-current liabilities	113,764	130,101
Total shareholders' equity	786,587	488,869
Total liabilities and shareholders' equity	$1,207,900	$1,041,477

DSW INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
and
RECONCILIATION OF ADJUSTED RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three months ended		Adjustments	Three months ended
	January 28, 2012			January 28, 2012
	Reported			Adjusted
Net sales	$513,684			$513,684
Cost of sales	(367,721)			(367,721)
Operating expenses	(109,026)	(1)	$700	(108,326)
Change in fair value of derivative instruments	2,981	(2)	(2,981)
Operating profit	39,918		(2,281)	37,637
Interest (expense) income, net	33	(3)	40	73
Income from continuing operations before income taxes	39,951		(2,241)	37,710
Income tax provision	(15,556)	(4)	913	(14,643)
Income from continuing operations	24,395		(1,328)	23,067
Total net loss from discontinued operations, net of tax	(5,028)	(5)	5,028
Net income	$19,367		$3,700	$23,067

Adjustments to net income for diluted earnings per share calculation:
Less: Gain in fair value of warrants	(2,981)	(6)	2,981
Net income for diluted earnings per share calculation	$16,386	(6)	$6,681	$23,067

Diluted shares used in per share calculations:	44,782	(7)		45,313

Diluted (loss) earnings per share:
Diluted earnings per share from continuing operations	$0.48			$0.51
Diluted earnings per share from discontinued operations	$(0.12)
Diluted earnings per share	$0.37			$0.51
Notes:

1)
In addition to RVI-related expenses, also reflects pension, cure payment for RVI-owned property, recovery from Filene’s Basement’s 2009 bankruptcy and current legal fees related to RVI lease guarantees.

2)	Change in fair value of derivative instruments, which relate to RVI’s warrants.

3)	Interest expense related to RVI-related tax penalty.

4)	Reflects impact of RVI-related tax expense.

5)	Reflects the removal of discontinued operations, which relate to the guarantees of two Filene’s Basement leases.

6)	Net income for the diluted earnings per share calculation is adjusted for the change in fair value of warrants.

7)
The Reported weighted average shares outstanding represent DSW Class A Common Shares and Class B Common Shares as well as the warrants and other dilutive instruments. Adjusted shares used in the per share calculations reflect DSW’s weighted average shares outstanding as of the first quarter, prior to the merger with RVI.

	Three months ended		Adjustments	Three months ended
	January 29, 2011			January 29, 2011
	Reported			Adjusted
Net sales	$468,450			$468,450
Cost of sales	(335,072)			(335,072)
Operating expenses	(100,157)	(1)	$(1,950)	(102,107)
Change in fair value of derivative instruments	(3,171)	(2)	3,171
Operating profit	30,050		1,221	31,271
Interest (expense) income, net	(2,906)	(3)	3,135	229
Income from continuing operations before income taxes	27,144		4,356	31,500
Income tax provision	(21,441)	(4)	8,414	(13,027)
Income from continuing operations	5,703		12,770	18,473
Total net loss from discontinued operations, net of tax	1,467	(5)	(1,467)
Net income	7,170		11,303	18,473
Less: net income attributable to noncontrolling interests	(7,012)		7,012
Net income, net of noncontrolling interests	$158		$18,315	$18,473

Diluted shares used in per share calculations:	21,774	(7)		45,137

Diluted (loss) earnings per share:
Diluted earnings per share from continuing operations	$(0.06)			$0.41
Diluted earnings per share from discontinued operations	$0.07
Diluted earnings per share	$0.01			$0.41

Notes:

1)	Reflects RVI-related operating income, net of expenses.

2)	Change in fair value of derivative instruments, which relate to RVI’s PIES and warrants.

3)	Interest expense related to the PIES.

4)	Reflects impact of RVI-related tax expense.

5)	Reflects the removal of discontinued operations, which relate to RVI’s dispositions of Value City and Filene’s Basement.

6)	Reflects the removal of the noncontrolling interest in DSW that RVI recorded prior to the merger date.

7)
Reported weighted average shares outstanding reflect the RVI weighted average shares outstanding adjusted for the 0.435 exchange ratio, as previously reported by RVI. Adjusted weighted average shares outstanding reflect what DSW previously reported during this period.

	Fiscal year ended		Adjustments	Fiscal year ended
	January 28, 2012			January 28, 2012
	Reported			Adjusted
Net sales	$2,024,329			$2,024,329
Cost of sales	(1,370,382)			(1,370,382)
Operating expenses	(448,583)	(1)	$17,263	(431,320)
Change in fair value of derivative instruments	(53,914)	(2)	53,914
Operating profit	151,450		71,177	222,627
Interest (expense) income, net	(9,181)	(3)	10,524	1,343
Income from continuing operations before income taxes	142,269		81,701	223,970
Income tax benefit (provision)	58,069	(4)	(145,895)	(87,826)
Income from continuing operations	200,338		(64,194)	136,144
Total net loss from discontinued operations, net of tax	(4,855)	(5)	4,855
Net income	$195,483		$(59,339)	$136,144
Less: net income attributable to the noncontrolling interests	(20,695)	(6)	20,695
Net income, net of noncontrolling interests	$174,788		$(38,644)	$136,144

Adjustments to net income for diluted earnings per share calculation:
Less: Gain in fair value of PIES and tax effected other PIES expenses	(6,019)	(7)	6,019
Net income for diluted earnings per share calculation	$168,769	(7)	$(32,625)	$136,144

Diluted shares used in per share calculations:	37,138	(8)		45,313

Diluted (loss) earnings per share:
Diluted earnings per share from continuing operations	$4.68			$3.00
Diluted earnings per share from discontinued operations	$(0.14)
Diluted earnings per share	$4.54			$3.00

Notes:

1)	In addition to RVI-related and merger-related expenses, also reflects lease and asset impairment of $5.0M related to an RVI office lease.

2)	Change in fair value of derivative instruments, which relate to RVI’s PIES and warrants.

3)	Interest expense related to the PIES and RVI’s deferred financing costs.

4)	Reflects impact of RVI-related reversal of valuation allowance on NOLs and other merger-related items.

5)	Reflects the removal of discontinued operations, which relate to RVI’s disposition of Filene’s Basement and guarantees of two Filene’s Basement leases.

6)	Reflects the removal of the noncontrolling interest in DSW that RVI recorded prior to the merger date.

7)	Net income for the diluted earnings per share calculation is adjusted for the change in fair value of PIES and related tax-effected interest expense.

8)
The Reported weighted average shares outstanding represent DSW Class A Common Shares and Class B Common Shares as well as the PIES and other dilutive instruments. Adjusted shares used in the per share calculations reflect DSW’s weighted average shares outstanding as of the first quarter, prior to the merger with RVI.

	Fiscal year ended		Adjustments	Fiscal year ended
	January 29, 2011			January 29, 2011
	Reported			Adjusted
Net sales	$1,822,376			$1,822,376
Cost of sales	(1,256,695)			(1,256,695)
Operating expenses	(396,107)	(1)	$4,009	(392,098)
Change in fair value of derivative instruments	(49,014)	(2)	49,014
Operating profit	120,560		53,023	173,583
Interest (expense) income, net	(10,267)	(3)	12,463	2,196
Non-operating income	1,500			1,500
Income from continuing operations before income taxes	111,793		65,486	177,279
Income tax provision	(59,973)	(4)	(9,682)	(69,655)
Income from continuing operations	51,820		55,804	107,624
Total net loss from discontinued operations, net of tax	6,628	(5)	(6,628)
Net income	58,448		49,176	107,624
Less: net income attributable to the noncontrolling interests	(40,654)	(6)	40,654
Net income, net of noncontrolling interests	$17,794		$89,830	$107,624

Diluted shares used in per share calculations:	21,576	(7)		44,918

Diluted (loss) earnings per share:
Diluted earnings per share from continuing operations	$0.52			$2.40
Diluted earnings per share from discontinued operations	$0.31
Diluted earnings per share	$0.82			$2.40

Notes:

1)	Reflects RVI-related operating expenses, net of income.

2)	Change in fair value of derivative instruments, which relate to RVI’s PIES and warrants.

3)	Interest expense related to the PIES.

4)	Reflects impact of RVI-related tax benefit.

5)	Reflects the removal of discontinued operations, which relate to RVI’s dispositions of Value City and Filene’s Basement.

6)	Reflects the removal of the noncontrolling interest in DSW that RVI recorded prior to the merger date.

7)
Reported weighted average shares outstanding reflect the RVI weighted average shares outstanding adjusted for the 0.435 exchange ratio, as previously reported by RVI. Adjusted weighted average shares outstanding reflect what DSW previously reported during this period.

This release contains certain Adjusted financial measures. These measures are included as a complement to Reported results because management believes these Adjusted financial measures help explain underlying performance trends in DSW’s business and provide useful information to both management and investors. The unaudited Condensed Consolidated Statements of Operations and Reconciliation of Adjusted Results should not be construed as an alternative to the Reported results determined in accordance with generally accepted accounting principles. Further, DSW’s definition of Adjusted income information may differ from similarly titled measures used by other companies. While it is not possible to predict future results, management believes the Adjusted information is useful to investors for the assessment of the ongoing operations of DSW. The unaudited Condensed Consolidated Statements of Operations and Reconciliation of Adjusted Results should be read in conjunction with DSW’s and RVI’s historical financial statements and notes thereto contained in DSW’s and RVI’s quarterly reports on Form 10-Q and annual report on Form 10-K.
SOURCE: DSW Inc.
Company Contact:
DSW Inc.
Jennie Wilson
Senior Vice President Finance & Controller
(855) 893-5691

Investor Contacts:
ICR, Inc.
Allison Malkin / Anne Rakunas
(203) 682-8200 / (310) 954-1113